The Target Portfolio Trust
For the period ended 12/31/05
File number 811-7064

SUB-ITEM 77-D

Policies With Respect to Security Investment

EXHIBITS



Strategic Partners Large Capitalization Value Fund,

a series of

STRATEGIC PARTNERS STYLE SPECIFIC FUNDS

Strategic Partners Conservative Allocation Fund (large cap value sleeve)

Strategic Partners Moderate Allocation Fund (large cap value sleeve)

Strategic Partners Growth Allocation Fund (large cap value sleeve),

each Fund being a series of

STRATEGIC PARTNERS ASSET ALLOCATION FUNDS

Large Capitalization Value Portfolio,

a portfolio of

THE TARGET PORTFOLIO TRUST

Supplement dated December 9, 2005 to the

Statement of Additional Information ("SAI") of the above-referenced Funds dated as shown below

The Board of Trustees of each of the above-referenced Funds
or Portfolios (collectively, "Funds") recently approved NFJ
Investment Group L.P. ("NFJ") as an additional subadviser
for the Fund or the sleeve of the Fund as indicated above.
Hotchkis and Wiley Capital Management, LLC and J.P. Morgan
Investment Management, Inc. are the Funds' current
subadvisers and will continue to be subadvisers for the
Funds along with NFJ.   It is anticipated that the addition
of NFJ as an additional subadviser will be effective on or about December 16, 2005.

A. The following supplements the table titled "Sub-advisory Fee Rates" as it pertains to the respective Fund:

Fund

Subadviser

Subadvisory Fee

Strategic Partners Style
Specific Funds
- Strategic Partners Large
Cap Value Fund

Hotchkis & Wiley
and JPMorgan

NFJ

0.30% of average
daily net assets

0.40% first $50
million
0.38% next $50
million
0.34% next $50
million
0.30% next $200
million
0.28% over $350
million (1)


(1) For purposes of the subadvisory fee calculation for each Fund, all LCV assets managed by NFJ will be aggregated with the assets of SP Style Specific SP Small Cap Value Fund and the assets of The Target Portfolio Trust - Small Cap Value Portfolio that are managed by NFJ.

Fund

Subadviser

Subadvisory Fee

Strategic Partners Asset
Allocation Funds
 Strategic Partners
Conservative Allocation
Fund (LCV sleeve)
 Strategic Partners
Moderate Allocation Fund
(LCV sleeve)
 Strategic Partners
Growth Allocation Fund
(LCV sleeve)

Hotchkis &
Wiley

JPMorgan

NFJ


0.30% of combined average
daily net assets

0.30% of combined average
daily net assets to $300
million; 0.25% of combined
average daily net assets over
$300 million (2)

0.40% first $50 million
0.38% next $50 million
0.34% next $50 million
0.30% next $200 million
0.28% over $350 million (1)

Target Portfolio Trust
 Large Cap Value
Portfolio

Hotchkis &
Wiley and
JPMorgan

NFJ


0.30% of average daily net
assets

0.40% first $50 million
0.38% next $50 million
0.34% next $50 million
0.30% next $200 million
0.28% over $350 million (1)



B.  The following supplements the discussion titled
"Corporate Structure" for each Fund named above.

NFJ Investment Group L.P.

NFJ Investment Group L.P. (NFJ) , formed in 1989, is a wholly owned subsidiary of Allianz Global Investors of America L.P. As of July 31, 2005, the firm had over $15 billion of worldwide assets under management and advice.
NFJ, a disciplined, value-oriented equity manager, is located at 2100 Ross Avenue, Dallas, Texas 75201.

C.  The following information supplements the chart titled
"Portfolio Managers":

A. Other Accounts Managed by Portfolio Managers . The table below identifies, for each portfolio manager, the number of accounts managed and the total assets in such accounts, within each of the following categories: registered investment companies, other pooled investment vehicles, and other accounts. For each category, the number of accounts and total assets in the accounts whose fees are based on performance is indicated in italics typeface.

Portfolio

Portfolio
Manager(s)

Registered
Investment
Companies *

Other
Pooled
Investment
Vehicles

Other
Accounts


Strategic Partners
Style Specific Funds
-Strategic Partners
Large Cap Value Fund

Ben Fisher
of NFJ
Chris
Najork of
NJF
Paul
Magnuson of
NFJ

3
($1,830,572,
717)
4
($4,933,858,
642)
4
($298,433,79
2)

8
($200,213,
248)
1
($44,313,5
94)
4
($99,818,6
05)

26
($915,154,
861)
4
($406,422,
942)
3
($959,079,
705)



(2) For purposes of the subadvisory fee calculation, the assets managed by JPMorgan are aggregated with the assets of SP Style Specific-SP Large Cap Value Fund and the assets of The Target Portfolio Trust Large Cap Value Portfolio that are managed by JPMorgan.

Portfolio

Portfoli
o
Manager(
s)

Registered
Investment
Companies *

Other
Pooled
Investment
Vehicles

Other
Accounts


Strategic Partners Asset
Allocation Funds
 Strategic Partners
Conservative Allocation
Fund (LCV sleeve)
 Strategic Partners
Moderate Allocation Fund
(LCV sleeve)
 Strategic Partners
Growth Allocation Fund
(LCV sleeve)
Target Portfolio Trust
 Large Cap Value
Portfolio

Ben
Fisher
of NFJ
Chris
Najork
of NJF
Paul
Magnuson
of NFJ
Ben
Fisher
of NFJ
Chris
Najork
of NJF
Paul
Magnuson
of NFJ

3
($1,830,572,
717)
4
($4,933,858,
642)
4
($298,433,79
2)
3
($1,830,572,
717)
4
($4,933,858,
642)
4
($298,433,79
2)

8
($200,213,
248)
1
($44,313,5
94)
4
($99,818,6
05)
8
($200,213,
248)
1
($44,313,5
94)
4
($99,818,6
05)

26
($915,154,
861)
4
($406,422,
942)
3
($959,079,
705)
26
($915,154,
861)
4
($406,422,
942)
3
($959,079,
705)




* As of September 30, 2005

B. Portfolio Manager Compensation / Material Conflicts of
Interest . The table below identifies, for each Portfolio
Manager, the structure of, and method(s) used to determine, portfolio manager compensation. The table below also identifies, for each Portfolio Manager, any material conflicts of interest that may arise between a Portfolio
Manager's management of a Portfolio's investments and investments in other accounts.

Portfolio

Compensation Structure and
Method(s)/Material Conflicts of Interest

Strategic Partners Style
Specific Funds
 Strategic Partners
Large Cap Value Fund
Strategic Partners Asset
Allocation Funds
 Strategic Partners
Conservative Allocation
Fund (LCV sleeve)
 Strategic Partners
Moderate Allocation Fund
(LCV sleeve)
 Strategic Partners
Growth Allocation

NFJ
Portfolio Manager Compensation
Contractual agreements provide the founders with competitive salaries and all benefits provided to the senior executives of Allianz. The founders/managing directors have a separate business entity contract and employment contract, including a profit sharing agreement. All other managing directors are eligible for profit sharing pool participation. Compensation is tied to successful job performance and growth in assets under management. All managing directors have available to them a Deferred
Compensation Plan that is 100% voluntary on the part of the individual.
Our compensation levels are on par with
other industry firms.  Employees are
provided very competitive compensation
packages with incentives, including annual bonuses, a benefits package, vacation, sick leave,

Fund (LCV
sleeve)
Target
Portfolio Trust
 Large Cap
Value

etc. Compensation is fixed and is not based on the fund's performance or the assets held in the fund's portfolio. All NFJ employees at the same level are compensated in the same way. There is no difference between the structure and method used to compensate the portfolio manager assigned to the fund's account and other portfolio managers in the Company.
Conflicts of Interest
Being an investment manager with multiple clients, there could be the potential conflict of interest while managing both the Funds and other accounts at the same time. Listed below are potential conflicts that an investment professional could face. NFJ has implemented compliance policies and procedures to attempt to address these potential issues.
There is the potential conflict that a more attractive investment could be allocated to a higher fee paying account. A conflict could also arise if a disproportionate share amount of a security that is likely to increase in value is allocated to a favored account. NFJ has established allocation procedures to address fair and equitable allocation of all trades.



C. Portfolio Manager Securities Ownership . The table below identifies, for each Portfolio Manager, ownership of Trust securities by each Portfolio Manager.

Portfolio

Portfolio
Manager(s)

Ownership of
Trust
Securities

Strategic Partners Style Specific Funds
Strategic Partners Large Cap Value Fund
Strategic Partners Asset Allocation Funds
 Strategic Partners Conservative
Allocation Fund (LCV sleeve)
 Strategic Partners Moderate Allocation
Fund (LCV sleeve)
 Strategic Partners Growth Allocation
Fund (LCV sleeve)
Target Portfolio Trust
 Large Cap Value

Ben Fisher of
NFJ
Chris Najork
of NJF
Paul Magnuson
of NFJ
Ben Fisher of
NFJ
Chris Najork
of NJF
Paul Magnuson
of NFJ
Ben Fisher of
NFJ
Chris Najork
of NJF
Paul Magnuson
of NFJ

None
None
None
None
None
None
None
None
None



The information in this supplement relates to the following
SAIs:

Fund Name

Date of SAI

Strategic Partners Large Capitalization Value
Fund, a series of



STRATEGIC PARTNERS STYLE SPECIFIC FUNDS

September 29,
2005

Strategic Partners Conservative Allocation Fund



Strategic Partners Moderate Allocation Fund



Strategic Partners Growth Allocation Fund, each a series of



STRATEGIC PARTNERS ASSET ALLOCATION FUNDS

September 30,
2005

Large Capitalization Value Portfolio, a
portfolio of



THE TARGET PORTFOLIO TRUST

February 25,
2005


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